UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2007

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-3267	74-3123672

(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On June 28, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Horizon Lines, Inc. (the “Company”) granted an award of 75,965 shares of restricted stock under the Company’s Amended and Restated Equity Incentive Plan to Charles G. Raymond, the Chief Executive Officer of the Company. In connection with the grant of the restricted stock, Mr. Raymond agreed to terminate his employment agreement with the Company and waived any potential payments required under his employment agreement as a result of his termination, his resignation or the non-renewal of his employment agreement.
The restricted stock will vest on December 31, 2009, provided that Mr. Raymond has been in continuous employment with the Company at that time. In addition, the restricted stock will immediately vest if Mr. Raymond is terminated for any reason other than cause, as defined in the restricted stock award. Any unvested restricted shares will be forfeited to the Company and cancelled.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

10.1*	Restricted Stock Grant Agreement.

*	Filed herewith
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: July 2, 2007	By:	/s/ M. Mark Urbania
M. Mark Urbania
Senior Vice President, Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Restricted Stock Grant Agreement.